                                                                    EXHIBIT 10.3
                                                                    ------------

                           TRADEMARK OPTION AGREEMENT
                           --------------------------

     This Trademark Option Agreement (the "Agreement") is made as of October 31, 1997 (the "Effective Date") between McGregor II, LLC, a Delaware limited liability company, successor to McGregor Corporation, a New York corporation ("McGregor"), and McGregor International Licensing N.V., a Netherlands Antilles corporation ("MIL").

                                    RECITALS

     A.   McGregor is the owner of the trademark registrations listed on Exhibit
                                                                         -------
A (the "Trademark Registrations").
-

     B. MIL wishes to acquire an option to purchase McGregor's rights in the trademarks referred to in the Trademark Registrations for the countries listed on Exhibit B attached hereto (the "Territory"), and McGregor wishes to grant
   ---------
such rights to MIL on the terms and conditions set forth below.

     C. As of the Effective Date, McGregor has sold to MIL all of its right, title and interest in and to certain trademarks which are similar to the trademarks subject to this Agreement for the countries listed on Exhibit C
                                                                 ---------
attached hereto (the "MIL Territory").

     D. All the countries of the world not included in the MIL Territory or the Territory shall be collectively referred to in this Agreement as the "McGregor Territory."

                                   AGREEMENT

     THEREFORE, in consideration of the promises and agreements herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, MIL and McGregor agree as follows:

1. GRANT OF OPTION. McGregor grants to MIL an option (the "Option") to purchase McGregor's entire right, title and interest in and to the Trademark Registrations and the trademarks as referred to in the Trademark Registrations, together with all goodwill associated therewith, for use and registration by MIL in the Territory (but not elsewhere) (collectively, the "Option Marks"), but expressly reserving unto McGregor the Excluded Registrations set forth on Exhibit D attached hereto (the "Excluded Registrations") and all other rights in
---------
and to the trademarks referred to in the Trademark Registrations in the McGregor Territory, including without limitation, the goodwill associated therewith.

2. OPTION TERM. The term of this Agreement shall commence on the Effective Date and shall terminate on the third anniversary thereof, unless sooner terminated pursuant to Paragraph 5 or Paragraph 11 hereof (the "Option Term").

3. OPTION PRICE. The purchase price for the Option Marks shall be US$9,000,000, subject to adjustment as provided in Paragraph 5 hereof (the "Option Price").

4. EXERCISE. Except as provided in Paragraph 5 hereof, MIL may exercise the Option at any time during the Option Term by giving written notice to McGregor of such exercise. From and after MIL's exercise of the Option, MIL shall be obligated to buy, and McGregor shall be obligated to sell, the Option Marks on the terms and conditions set forth herein. If MIL has not exercised the Option on or before the expiration or earlier termination of the Option Term, this Agreement and the Option shall terminate and be of no further force and effect. Upon expiration or termination of the Option Term, if MIL has not exercised the Option, MIL shall execute and deliver to McGregor any documentation reasonably requested by McGregor to release all claims of MIL to any right, title and interest in the remaining Option Marks.

5.   PUT.

     a. During the Option Term, McGregor shall be entitled to offer the Option Marks, or any of them, for sale on any terms and conditions, subject to the provisions of this Paragraph 5. If , from time to time during the Option Term, McGregor desires to sell all or any of the Option Marks, either separately or in combination with all or any other assets of McGregor or any of its affiliates, McGregor shall establish a price for the Option Marks which shall not be less than US$3,000,000 (the "Offer Price"). McGregor shall notify MIL of McGregor's desire to sell the Option Marks at the Offer Price. For a period of thirty days after MIL's receipt of such notice (the "Offer Period"), MIL may elect to exercise the Option for: (i) a purchase price of US$5,000,000 if the Offer Price is equal to or less than US$5,000,000; (ii) a purchase price equal to the Offer Price if the Offer Price is greater than US$5,000,000 but less than US$9,000,000; or (iii) US$9,000,000 if the
         Offer Price is equal to or greater than US$9,000,000.

     b. On or before the expiration of the Offer Period, MIL shall notify McGregor whether MIL elects to exercise its Option to purchase the Option Marks. If MIL fails to notify McGregor within the Offer Period whether MIL elects to exercise the Option, MIL shall be deemed to have elected not to exercise the Option. If, during the Offer Period, MIL elects to exercise the Option pursuant to the terms of Paragraph 5.a., MIL shall be required to purchase the Option Marks strictly in accordance with the terms and conditions of this Agreement, except that the Option Price shall be amended to be the applicable purchase price under Paragraphs 5.a.(i), 5.a.(ii) or 5.a.(iii) hereof. If MIL elects, or is deemed to have elected, not to exercise the Option during the Option Period, then McGregor, for a period of 90 days thereafter, shall be entitled to sell the Option Marks, or any portion thereof, separately or in combination with any other assets, on any terms as McGregor, in its sole and absolute discretion, shall determine, except that the purchase price for the Option Marks, or portion of the purchase price allocable to the Option Marks if the Option Marks are sold in combination with other assets of McGregor, shall not be less than the Offer Price. If, on or before the expiration of such 90-day period, McGregor has consummated a sale which includes all of the Option Marks, this Agreement shall terminate and be of no further force and effect. If, on the expiration of such 90-day period, McGregor has not consummated a sale which includes all the Option Marks, the Option shall continue in effect until the expiration of the Option Term, except that the Option Marks shall be deemed amended to exclude the trademarks which have been sold during such 90-day period, if any, and McGregor shall have the right to continue its efforts to sell the Option Marks, subject to the provisions of this Paragraph 5.

6.   CONFIDENTIALITY; MIL'S INVESTIGATIONS.

     a. Both during and following expiration of the Option Term, MIL shall neither divulge to, nor use for the benefit of, any third party any of the information it receives from McGregor under or related to this Agreement, including without limitation, the existence and terms and conditions of this Agreement, except to the extent disclosure is required by law or except to the extent that such information, in the form in which it is received is:

          (i)   known to MIL prior to its receipt from McGregor;

          (ii) available to the general public either when received from McGregor or thereafter, except if it became available through the fault of MIL;

          (iii) received by MIL from a third party who can disclose such information free of confidentiality obligations; or

          (iv)  independently developed by MIL.

          Such information may be disclosed to MIL's personnel and financial advisors on a need only basis. MIL shall inform such persons of the confidential and proprietary nature of the information and will ensure that all persons so informed understand their obligations to maintain the confidential and proprietary nature of such information.

     b. From time to time during the Option Term, upon not less than seven days' notice, McGregor shall make available to MIL for its inspection and review McGregor's files relating to the Option Marks and shall provide copies of the then existing license agreements relating to the Option Marks for the Territory. MIL shall conduct its inspection and review of the Option Mark files in the office of McGregor where such records are kept. Without the prior written approval of McGregor, in its sole discretion, MIL shall not contact in any way any of McGregor's licensees to discuss any aspect of their licenses or business regarding the Option Marks. MIL acknowledges that McGregor's relationships with its licensees are of critical business importance and shall not adversely affect such relationships in any way.

7. CLOSING. The closing of the sale of the Option Marks (the "Closing") will be consummated as follows:

     a. The Closing will occur on the ninetieth day following MIL's exercise of the Option, or such earlier date as may be mutually agreed to by the parties (the "Closing Date"). The Closing will take place at a time and place in New York, New York, mutually agreed to by MIL and McGregor on the Closing Date.

     b. MIL shall pay the Option Price to McGregor on the Closing Date in immediately available funds by wire transfer to the account designated by McGregor.

     c. McGregor and MIL shall execute and deliver an assignment agreement which shall assign the Option Marks to MIL, shall be in form and substance reasonably satisfactory to both parties and shall contain, inter alia, the following provisions:

          (i) The Option Marks shall be transferred subject to the terms and conditions of that certain Settlement Agreement between McGregor-Doniger Inc., The Brunswick Corporation, and The Equilink Corporation, dated April 9, 1981, as amended, and its related documents and agreements (the "Equilink Agreement"), a copy of which is attached hereto as Exhibit E. MIL shall comply
                                                    ---------
                with, and agree to be bound by, without exception, all obligations of McGregor, as successor to McGregor-Doniger Inc., under the Equilink Agreement with respect to the Option Marks, and shall indemnify and hold harmless McGregor, its affiliates, parents, subsidiaries and assigns and their respective officers, directors, employees and agents from and against all damages, liabilities, claims, costs and expenses, including without limitation, attorneys' fees, incurred by McGregor and arising after the Effective Date as a result of MIL's failure to comply with or breach of the foregoing obligations.

          (ii) The Option Marks shall be transferred subject to the terms and conditions of McGregor's then existing licenses for the Option Marks and any other written contractual agreements made with respect to the Option Marks for the Territory, such as representation agreements (collectively, "Existing Contracts"), excluding, however, any agreements for the sale of the Option Marks and any agreements securing indebtedness of McGregor. MIL shall assume and agree to perform the obligations of McGregor accruing from and after the Closing Date under the Existing Contracts, and shall indemnify and hold harmless McGregor, its affiliates, parents, subsidiaries and assigns and their respective officers, directors, employees, and agents from and against all damages, liabilities, claims, costs and expenses, including without limitation, attorneys' fees, incurred by McGregor and resulting from MIL's failure to comply with or breach of the foregoing obligations.

          (iii) The Option Marks shall be transferred subject to the terms and conditions of the Agreement, dated as of July 1, 1993, between McGregor Industries, Inc. and McGregor II, LLC, as successor to McGregor Corporation, a copy of which is attached hereto as Exhibit F (the "Canada Agreement); provided that
                ---------

               McGregor has obtained consent to the assignment of the Canada Agreement and Canada has not been deleted from the Territory.
               MIL shall comply with, and agree to be bound by, without exception, all obligations of McGregor, as successor to McGregor Corporation, under the Canada Agreement, and shall indemnify and hold harmless McGregor, its affiliates, parents, subsidiaries and assigns and their respective officers, directors, employees and agents from and against all damages, liabilities, claims, costs and expenses, including without limitation, attorneys' fees, incurred by McGregor and resulting from MIL's failure to comply with or breach of the foregoing obligations.

          (iv) The Option Mark "Drizzler" shall be transferred subject to the terms and conditions of the Letter Agreement, dated October 8, 1990, between Drizzler Inc. and McGregor II, LLC, as successor to McGregor Corporation, a copy of which is attached hereto as Exhibit G (the "Drizzler Agreement"). MIL shall comply with, and
               ---------
               agree to be bound by, without exception, all obligations of McGregor, as successor to McGregor Corporation, under the Drizzler Agreement, and shall indemnify and hold harmless McGregor, its affiliates, parents, subsidiaries and assigns and their respective officers, directors, employees and agents from and against all damages, liabilities, claims, costs and expenses, including without limitation, attorneys' fees, incurred by McGregor and resulting from MIL's failure to comply with or breach of the foregoing obligations.

          (v) McGregor shall retain and reserve (for itself and its successors, assigns and licensees): all rights and ownership in and to the Option Marks, including without limitation, the goodwill associated therewith, in the McGregor Territory; and the right to sell any products bearing the Option Marks to post exchanges and military installations of the United States located in the Territory to the extent that McGregor's then existing licensees in the McGregor Territory are granted such rights pursuant to their license agreements, the terms of which have commenced prior to the Closing Date and provided, however, that any new license agreements which are entered into after the Closing Date shall not include the right to sell products bearing the Option Marks to post exchanges and military installations of the United States located in the Territory.

          (vi) MIL shall covenant and guarantee in perpetuity that: (1) sales of unstructured softside luggage or bags bearing the Option Marks shall not exceed 1.5% of MIL's gross sales of all products bearing the Option Marks during any twelve-month period; and (2) MIL shall not manufacture, advertise, market or sell hardside bags or luggage bearing the Option Marks in the Territory; and
               (3) MIL shall use its best efforts to maintain in full force and effect in the Territory the Trademark Registrations with respect to Class 18 of the International Classification of Goods and Services for the Purpose of the

                 Registration of Marks Under the Nice Convention ("International Class"); provided, however, that MIL shall be relieved of liability under this Paragraph 7.c.(vi)(3) with respect to any country or countries in the Territory where MIL is unable to show sufficient proof of use as a result of the restriction set forth in Paragraphs 7.c.(vi)(1) and 7.c.(vi)(2) hereof.

          (vii) McGregor shall covenant and agree that it will not contest MIL's full and complete ownership of the Option Marks in the Territory for any product, including the rights to use, license the use of and/or register the Option Marks in the Territory for any product; and that it will not use, other than as set forth in Paragraph 7.c.(x) hereof, or seek to register the Option Marks in the Territory for any product, subject to the covenants and guarantees in Paragraph 7.c.(vi) hereof.

          (viii) MIL shall covenant and agree that it will not contest McGregor's full and complete ownership of the trademarks referred to in the Trademark Registrations in the McGregor Territory for any product, including the rights to use, license the use of and/or register such trademarks for any product; and will not use, other than as set forth in Paragraph 7.c.(ix) hereof, or seek to register the Transferred Trademarks in the McGregor Territory, or use the "McGregor" trade name in the McGregor Territory.

          (ix) To the extent of McGregor's rights in the Option Marks in the McGregor Territory and to the extent permitted by its licenses of the Option Marks in the McGregor Territory, McGregor, for itself, its successors and assigns, shall grant to MIL and MIL's successors, assigns and licensees a nonterminable, non-exclusive, royalty free license, in perpetuity, to manufacture or have manufactured in the McGregor Territory any and all products bearing the Option Marks, provided that such products are sold and marketed only outside the McGregor Territory. It is understood and agreed by MIL that McGregor will make no representation or warranty that McGregor holds rights in the Option Marks in the McGregor Territory and McGregor shall have no liability to MIL, its successors, assigns or licensees arising from the manufacture of products bearing the Option Marks in the McGregor Territory.

          (x) To the extent of MIL's rights in the Option Marks in the Territory, MIL, for itself, its successors and assigns, hereby grants to McGregor and McGregor's successors, assigns and licensees a nonterminable, non-exclusive, royalty free license, in perpetuity, to manufacture or have manufactured in the Territory any and all products bearing the Option Marks, provided that such products are sold and marketed only outside the Territory. It is understood and agreed by McGregor that MIL makes no representation or warranty that MIL holds rights in the Option Marks in the Territory and MIL shall have no liability to

                 McGregor, its successors, assigns or licensees arising from the manufacture of products bearing the Option Marks in the Territory.

          (xi) Upon payment of the Option Price, McGregor shall execute and deliver to MIL all documentation required to perfect the transfer of the Option Marks in the trademark registries in the Territory; provided, however, that McGregor shall not be required to incur any out-of-pocket expenses related thereto. Subject to the foregoing, MIL shall be responsible for preparation of all documentation required to perfect the transfer of the Trademark Registrations (including documentation necessary to transfer the registrations from McGregor's predecessors in interest) and shall pay all costs incurred in connection therewith.

          (xii) MIL and McGregor do hereby consent to the use by the other of the trade name "McGregor" in their respective business or corporate names in the Territory, including without limitation, the subsidiaries, divisions or affiliates of either party.

     d. On the Closing Date, McGregor shall deliver to MIL the original copies of its files relating to the Trademark Registrations and the Existing Contracts.

     e. All royalty or other payments payable to McGregor and all expenses payable by McGregor under the Existing Contracts shall be prorated to the Closing Date.

     f. MIL and McGregor shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out their respective obligations under this Agreement.

     g. If necessary, the parties agree to attend a pre-closing at least one day prior to the Closing Date at the location designated for the Closing for the purpose of finalizing the documentation so that all that remains to be accomplished on the Closing Date is the transfer of funds and delivery of documents.

8. MCGREGOR BUSINESS. During the Option Term, McGregor shall be entitled to enter into new licensing arrangements with respect to the Option Marks, to amend, extend or terminate any license agreements at any time and otherwise to conduct its licensing business and manage the Option Marks on any basis which it deems advisable in its sole discretion. To the extent that McGregor is unable to renew or maintain in effect any Trademark Registration(s) or deems it advisable not to do so, Exhibit A hereof shall be amended accordingly on or
                        ---------
prior to the Closing Date to delete such registration.

9. MCGREGOR'S WARRANTIES. McGregor warrants and represents to MIL that as of the Effective Date:

     a. McGregor is a limited liability company duly organized and in good standing under the laws of the state of Delaware, country of the United States of America. McGregor has full right and authority to enter into this Agreement and to consummate the transaction contemplated hereby. All requisite corporate action has been taken by McGregor in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of McGregor is duly authorized to do so.

     b. All consents and approvals which may be required in order for McGregor to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by McGregor are and shall be valid, legally binding obligations of and enforceable against McGregor, its successors and assigns in accordance with their terms. Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which McGregor is subject or by which McGregor is bound, or constitute a breach or default under any agreement or other obligation to which McGregor is a party or otherwise bound.

     c. To the best of McGregor's knowledge, it is the owner of all right, title and interest in the Trademark Registrations and the Trademark Registrations are valid and in good standing; provided, however, that MIL acknowledges that all products encompassed by the International Classes listed on Exhibit A hereof are not necessarily included in the
                            ---------
          Trademark Registrations. Notwithstanding the foregoing, McGregor makes no warranty as to the accuracy of the record owner and chain of title information on file with the respective trademark registries. McGregor's duty of cooperation after Closing under Paragraph 7.c.(xi) hereof, however, includes cooperating, as is reasonably necessary, in MIL's efforts to record itself as the new record owner of the Trademark Registrations.

     d. McGregor represents that there is no outstanding indebtedness incurred by McGregor for which a valid lien or other security interest could be filed against the Trademark Registrations in the respective trademark registries. McGregor's duty of cooperation after Closing under Paragraph 7.c.(xi) hereof, however, includes cooperating, as is reasonably necessary, to obtain the release of any lien which may be filed in the trademark registries with respect to the Trademark Registrations securing indebtedness incurred by McGregor.

     e. To the best of McGregor's knowledge, there is no past due fee or payment owing in the respective trademark registries relating to the Trademark Registrations. McGregor agrees, however, that should any payment or fee incurred prior to the Effective Date become known to McGregor or MIL, McGregor will pay such fee to the respective trademark registry or to MIL as mutually agreed by the parties.

     f. To the best of McGregor's knowledge, there are no pending infringement actions against the Transferred Trademarks in the Territory, except as set forth on Exhibit H attached hereto. For the purposes hereof,
                       ---------
          "pending" shall mean that such proceeding has been commenced with the appropriate governmental body, all applicable parties to such proceeding have been properly served, and such proceeding has not been resolved. To the actual knowledge of the current officers, directors and employees of McGregor, there are no threatened infringement actions against the Transferred Trademarks in the Territory, except as set forth on Exhibit H attached hereto, and there are not any known
                       ---------
          facts which would provide the basis for any infringement actions.

     At Closing, McGregor shall deliver to MIL a certificate pursuant to which McGregor shall reaffirm the foregoing representations and warranties as of the Closing Date, provided that such certificate may reflect any changes to the representations and warranties set forth in Paragraphs 9.c. through 9.f. of which McGregor has become aware prior to the Closing Date. During the Option Term, MIL shall notify McGregor of any breach or violation of the foregoing representations and warranties discovered by MIL, and McGregor shall have the right to deliver to MIL supplemental statements to the foregoing representations and warranties which McGregor has discovered to date. With respect to representations and warranties set forth in Paragraphs 9.c. through 9.f. hereof, MIL, its successors and assigns will not hold McGregor liable, and McGregor shall not be liable, for any breach or violation thereof unless MIL notifies McGregor in writing of such breach or violation on or before August 31, 2002, and no suit based on such representations and warranties shall be filed or otherwise commenced after October 31, 2002.

10. MIL'S WARRANTIES. MIL represents and warrants to McGregor that as of the Effective Date:

     a. MIL is a corporation duly organized and in good standing under the laws of the Netherlands. MIL has full right and authority to enter into this Agreement and to consummate the transaction contemplated hereby. All requisite corporate action has been taken by MIL in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of MIL is duly authorized to do so.

     b. All consents and approvals which may be required in order for MIL to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by MIL are and shall be valid, legally binding obligations of and enforceable against MIL, its successors and assigns in accordance with their terms. Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which MIL is subject or by which MIL is bound, or constitute a breach or default under any agreement or other obligation to which MIL is a party or otherwise bound.

          At Closing, MIL shall deliver to McGregor a certificate pursuant to which MIL shall reaffirm the foregoing representations and warranties as of the Closing Date.

11.  CROSS DEFAULT.   Concurrently herewith, MIL and McGregor have entered into
that certain Transitional Consulting Agreement, of even date, which provides, among other things, for certain payments to McGregor in connection with the trademarks purchased with respect to the MIL Territory. If MIL fails to make any payments due to McGregor under the Transitional Consulting Agreement and does not cure such failure within fifteen days after receipt of notice from McGregor, McGregor, in addition to all other remedies available to it in law or at equity, may terminate this Agreement.

12.  MISCELLANEOUS.

     a. This Agreement shall be governed by the substantive laws of the State of New York, applicable to agreements fully executed and performed in said state. With respect to any action commenced by McGregor against MIL or by MIL against McGregor for any breach hereof or otherwise commenced with respect hereof, each of the parties hereby irrevocably and unconditionally submits to personal jurisdiction and venue in the Federal courts in the Southern District of New York, New York and, if the Federal court does not have subject matter jurisdiction over such action or for any reason fails or refuses to accept or hear such action, to personal jurisdiction and venue in the State courts in New York, New York. Each of the parties agrees that it will not bring any action in any other jurisdiction. The parties consent to service of process by certified mail, return receipt requested. For the purposes of this Paragraph 12, "final judgment" means a final judgment from which no appeal or right of appeal exists in any U.S. Federal or New York state court. A final judgment against a party in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of indebtedness or liability of or other remedy awarded against such party therein described. In addition, a non-final judgment may be enforced in other jurisdictions to the extent enforceable by law.

     b. All notices, payments, and statements which are required or may be given under this Agreement, shall be in writing, in the English language, and either:

          (i)   personally delivered;

          (ii)  sent via certified airmail with a return receipt requested; or

          (iii) sent via electronic means which produces a written record of the notice given.

          Notices shall be addressed as follows:

          If to McGregor:

          Global Licensing Company
          Division of McGregor II, LLC
          430 Park Avenue, 10th Floor
          New York, New York 10022
          Facsimile Number: (212) 307-8121
          Attention:  Executive Vice President of
                      Global Licensing Company

          If to MIL:
          Oyens Trust (Curacao) N.V.,
          P.O. Box 4895
          Curacao, Netherlands Antilles
          Attention:  Mrs. A.M.C. de Vreede

          With a copy to:
          Emergo Fashion Group B.V.
          Hoofdstraat 23-25
          3971 KA Driebergen-Rijsenburg
          Netherlands
          Facsimile Number: 31-3435-20701
          Attention:  President

          Notices shall be effective upon receipt. Addresses and fax numbers may be changed by giving notice in accordance with this Agreement.

     c. This Agreement is personal to MIL. MIL shall have no power or authority to assign, transfer, or encumber its interest in this Agreement, whether voluntarily or by operation by law. Any attempted assignment in violation of this Paragraph 12.c. shall be void. McGregor may assign its rights and obligations under this Agreement without obtaining the consent of Licensee.

     d. If either party wishes to issue an official press release or other formal public announcement to any public or trade media concerning the contents or fact of this Agreement, then such party shall first consult with the other party and both parties shall then cooperate to specify and mutually agree upon the contents, time and place of such press release or public announcement.

     e. This Agreement contains the entire agreement of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, understandings, negotiations, communications and discussions, whether oral or written, of the parties hereto, pertaining to such subject matter. No amendment, supplement, modification or waiver of this Agreement shall be binding unless set forth in writing and signed by the parties hereto.

     f. This Agreement may be executed in counterparts, each of which (or any combination of which) when signed and delivered by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on October
                                                                     -------
31, 1997, effective as of the Effective Date.
---


ATTEST:                                    McGREGOR II, LLC


/s/ Gregory W. O'Connor                    By: /s/ Thomas R. Sandler
------------------------                      ------------------------------
Asst Secretary                             Name:  Thomas R. Sandler
Gregory W. O'Connor                             ----------------------------
                                           Title:  President
                                                 ---------------------------


                                           McGREGOR INTERNATIONAL LICENSING
                                           N.V.


                                           By: /s/ Mrs. A.M.C. de Vreede
------------------------                      ------------------------------
Secretary                                  Name:  Oyens Trust (Curacao) N.V.
                                                ----------------------------
                                           Title:   Managing Director
                                                 ---------------------------